Exhibit 99.1
Verisk Analytics, Inc., Reports Second-Quarter 2014 Financial Results
JERSEY CITY, N.J., July 29, 2014 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading source of data and analytics about risk, today announced results for the fiscal quarter ended June 30, 2014.
Scott Stephenson, president and chief executive officer, said, "Our second-quarter revenue growth was good, driven by very strong performance in our insurance units. The outlook for our financial business remains excellent, and we continue to expect mid teens growth for Verisk Health for the full year 2014. I am pleased with the efforts of all our people as they work to create the next generation of innovative solutions for our customers. We remain focused on driving long-term organic growth for Verisk and feel good about our asset mix, even as we continue to explore acquisitions that are a strong strategic fit."
Financial Highlights

•
Total revenue from continuing operations increased 8.5% in second-quarter 2014 compared with second-quarter 2013. Decision Analytics revenue from continuing operations increased 10.8% in the quarter, while Risk Assessment revenue increased 5.0%.

•	EBITDA from continuing operations increased 8.0% to $194.2 million for second-quarter 2014, with an EBITDA margin from continuing operations of 45.9%.

•
Diluted GAAP earnings per share (diluted GAAP EPS) were $0.52 for second-quarter 2014. Diluted adjusted earnings per share from continuing operations (diluted adjusted EPS from continuing operations) were $0.57 for second-quarter 2014, an increase of 7.5% compared with the same period in 2013.

•	Free cash flow year to date, normalized for the items discussed below, increased 4.0% to $228.1 million.

Table 1: Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	Change	2014	2013	Change
Revenues from continuing operations	$423,554	$390,356	8.5%	$833,197	$767,053	8.6%
EBITDA from continuing operations	$194,210	$179,856	8.0%	$377,055	$356,450	5.8%
Net income	$88,099	$84,205	4.6%	$203,657	$164,716	23.6%
Adjusted net income from continuing operations	$96,916	$92,178	5.1%	$190,168	$182,195	4.4%
Diluted GAAP EPS	$0.52	$0.49	6.1%	$1.20	$0.95	26.3%
Diluted adjusted EPS from continuing operations	$0.57	$0.53	7.5%	$1.12	$1.06	5.7%

Revenue

Table 2: Decision Analytics Revenues by Category
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	Change	2014	2013	Change
Insurance	$152,831	$133,785	14.2%	$294,261	$260,334	13.0%
Financial services	21,837	19,565	11.6%	42,853	36,847	16.3%
Healthcare	65,092	61,087	6.6%	128,988	120,136	7.4%
Specialized markets	21,842	21,660	0.8%	42,830	42,864	(0.1)%
Total Decision Analytics	$261,602	$236,097	10.8%	$508,932	$460,181	10.6%
Within the Decision Analytics segment, revenue from continuing operations grew 10.8% in second-quarter 2014. In the quarter, Decision Analytics revenue from continuing operations represented approximately 61.8% of total revenue from continuing operations.
Within the insurance category, revenue growth was 14.2% for the second-quarter of 2014. The increase was driven by strong growth in catastrophe modeling and loss quantification solutions.
In the financial services category, revenue from continuing operations increased 11.6% in second-quarter 2014 based on continued strong demand for our solutions partially offset by lower project-related revenue.
In the healthcare category, revenue in the second quarter grew 6.6%, driven primarily by growth in revenue and quality intelligence solutions. Revenue growth reflected continued expansion of solutions sold to existing customers.
In the specialized markets category, revenue increased 0.8% in second-quarter 2014. Environmental health and safety solutions led the growth. This was offset by the expected continued cycling of a large government contract discussed previously.

Table 3: Risk Assessment Revenues by Category
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	Change	2014	2013	Change
Industry-standard insurance programs	$123,194	$117,289	5.0%	$247,011	$233,739	5.7%
Property-specific rating and underwriting information	38,758	36,970	4.8%	77,254	73,133	5.6%
Total Risk Assessment	$161,952	$154,259	5.0%	$324,265	$306,872	5.7%
Within the Risk Assessment segment, revenue grew 5.0% in the quarter.
Revenue growth in industry-standard insurance programs was 5.0%, resulting primarily from the annual effect of growth in 2014 invoices effective from January 1 as well as growth from new solutions.
Property-specific rating and underwriting information revenue grew 4.8% in the second quarter. Growth was due to new sales resulting in higher committed volumes.
Cost of Revenue
Cost of revenue from continuing operations increased 13.1% in second-quarter 2014 compared with second-quarter 2013. The year-over-year increase relates primarily to meeting customer demand in our healthcare business. Investments in people, data, and technology, in support of the growth of the business, also contributed to the increase. For second-quarter 2014, cost of revenue from continuing operations increased 15.4% for Decision Analytics and 8.2% for Risk Assessment.
Selling, General, and Administrative
Selling, general, and administrative expense, or SG&A, from continuing operations decreased 1.9% in second-quarter 2014. In the quarter, SG&A from continuing operations increased 0.1% for Decision Analytics and decreased 5.9% for Risk Assessment.

EBITDA

Table 4: Segment EBITDA
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	Change	2014	2013	Change
Decision Analytics	$102,954	$93,523	10.1%	$192,474	$184,042	4.6%
EBITDA margin from continuing operations	39.4%	39.6%		37.8%	40.0%
Risk Assessment	$91,256	$86,333	5.7%	$184,581	$172,408	7.1%
EBITDA margin from continuing operations	56.3%	56.0%		56.9%	56.2%
Total EBITDA from continuing operations	$194,210	$179,856	8.0%	$377,055	$356,450	5.8%
EBITDA margin from continuing operations	45.9%	46.1%		45.3%	46.5%

Decision Analytics EBITDA from continuing operations increased 10.1% in second-quarter 2014, and Risk Assessment EBITDA grew 5.7% compared with the same period in the previous year.
The second-quarter 2014 EBITDA margin from continuing operations for Decision Analytics decreased to 39.4% from 39.6% in second-quarter 2013. The decline was the result of increased costs in our healthcare business partially offset by the previously discussed revenue growth in the segment.
The second-quarter 2014 EBITDA margin in Risk Assessment increased to 56.3% from 56.0% in second-quarter 2013 as a result of the previously discussed revenue growth, good expense management, and lower pension costs.
Net Income and Adjusted Net Income
Net income increased 4.6% in second-quarter 2014, primarily driven by the revenue growth discussed above. Adjusted net income from continuing operations grew 5.1% for second-quarter 2014.
Cash Flow
For the six-month period ended June 30, 2014, free cash flow, defined as cash provided by operating activities less capital expenditures, adjusted for the timing of excess tax benefits from exercised stock options in first-quarter 2013 and the sale of our mortgage services business, grew 4.0% compared with the prior-year period to $228.1 million and represented 60.5% of EBITDA from continuing operations in the first six months of 2014.
For the six-month period ended June 30, 2014, net cash provided by operating activities was $286.8 million, an increase of $40.1 million, or 16.3%, compared with the same period in 2013. Cash provided by operations as reported was affected by the timing of excess tax benefits from exercised stock options in first-quarter 2013 and $17.1 million in 2014 related to adjustments due to the sale of our mortgage services business. Adjusted for those items, growth for the quarter was 7.5%.
Capital expenditures were $75.8 million in the six months ended June 30, 2014, an increase of $12.3 million over the same period in 2013. Capital expenditures were 9.0% of revenue for the six months ended June 30, 2014.
Share Repurchases
The company continued to balance internal investment and acquisition initiatives with share repurchases. In second-quarter 2014, the company repurchased shares for a total cost of $30.4 million at an average price of $59.54. At June 30, 2014, the company had $346.2 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, July 30, 2014, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID # 70747434.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Contact:
Investor Relations
Eva Huston
Senior Vice President, Treasurer, and Chief Knowledge Officer
Verisk Analytics, Inc.
201-469-2142
eva.huston@verisk.com

David Cohen
Director, Investor Relations and Business Analytics
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group
(for Verisk Analytics)
202-600-4546
rtauberman@mww.com

Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA, EBITDA margin, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.

Table 5: EBITDA Reconciliation
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	Change	2014	2013	Change
Net income	$88,099	$84,205	4.6%	$203,657	$164,716	23.6%
Depreciation and amortization of fixed and intangible assets	34,944	32,872	6.3%	68,937	64,087	7.6%
Interest expense	17,459	19,704	(11.4)%	34,898	39,794	(12.3)%
Provision for income taxes	53,708	45,680	17.6%	100,680	91,524	10.0%
less: Discontinued operations, net of tax	—	(2,605)	(100.0)%	(31,117)	(3,671)	747.6%
EBITDA from continuing operations	$194,210	$179,856	8.0%	$377,055	$356,450	5.8%
EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets. In previous periods, this measure also excluded investment income and realized gain on securities, net.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirement for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

Table 6: Net Income and Adjusted Net Income from Continuing Operations
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	Change	2014	2013	Change
Net income	$88,099	$84,205	4.6%	$203,657	$164,716	23.6%
plus: Amortization of intangible assets	14,221	17,061		28,433	34,113
less: Income tax effect on amortization of intangible assets	(5,404)	(6,483)		(10,805)	(12,963)
less: Discontinued operations, net of tax	—	(2,605)		(31,117)	(3,671)
Adjusted net income from continuing operations	$96,916	$92,178	5.1%	$190,168	$182,195	4.4%

Basic adjusted EPS from continuing operations	$0.58	$0.55	5.5%	$1.14	$1.08	5.6%
Diluted adjusted EPS from continuing operations	$0.57	$0.53	7.5%	$1.12	$1.06	5.7%

Weighted average shares outstanding (in millions)
Basic	166.3	168.1		166.7	168.1
Diluted	169.5	172.5		170.0	172.6
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2014 (Unaudited) and December 31, 2013

	2014	2013
	(unaudited)
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$419,448	$165,801
Available-for-sale securities	3,837	3,911
Accounts receivable, net of allowance for doubtful accounts of $5,037 and $4,415, respectively	177,973	158,547
Prepaid expenses	37,183	25,657
Deferred income taxes, net	5,076	5,077
Income taxes receivable	28,500	67,346
Other current assets	32,546	34,681
Current assets held-for-sale	—	13,825
Total current assets	704,563	474,845
Noncurrent assets:
Fixed assets, net	272,875	233,373
Intangible assets, net	420,747	447,618
Goodwill	1,184,374	1,181,681
Pension assets	68,659	60,955
Other assets	24,059	20,034
Noncurrent assets held-for-sale	—	85,945
Total assets	$2,675,277	$2,504,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$157,350	$188,264
Short-term debt and current portion of long-term debt	139,781	4,448
Pension and postretirement benefits, current	2,437	2,437
Fees received in advance	309,175	226,581
Current liabilities held-for-sale	—	9,449
Total current liabilities	608,743	431,179
Noncurrent liabilities:
Long-term debt	1,135,645	1,271,439
Pension benefits	13,024	13,007
Postretirement benefits	3,140	2,061
Deferred income taxes, net	194,523	198,604
Other liabilities	43,917	36,043
Noncurrent liabilities held-for-sale	—	4,529
Total liabilities	1,998,992	1,956,862
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 544,003,038 shares issued and 166,364,452 and 167,457,927 outstanding, respectively	137	137
Unearned KSOP contributions	(230)	(306)
Additional paid-in capital	1,240,862	1,202,106
Treasury stock, at cost, 377,638,586 and 376,545,111 shares, respectively	(1,979,871)	(1,864,967)
Retained earnings	1,457,764	1,254,107
Accumulated other comprehensive losses	(42,377)	(43,488)
Total stockholders’ equity	676,285	547,589
Total liabilities and stockholders’ equity	$2,675,277	$2,504,451

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except for share and per share data)
Revenues	$423,554	$390,356	$833,197	$767,053
Expenses:
Cost of revenues (exclusive of items shown separately below)	172,470	152,429	342,143	296,061
Selling, general and administrative	57,074	58,198	114,208	114,520
Depreciation and amortization of fixed assets	20,723	15,811	40,504	29,974
Amortization of intangible assets	14,221	17,061	28,433	34,113
Total expenses	264,488	243,499	525,288	474,668
Operating income	159,066	146,857	307,909	292,385
Other income (expense):
Investment income	74	34	94	78
Realized gain (loss) on available-for-sale securities, net	126	93	115	(100)
Interest expense	(17,459)	(19,704)	(34,898)	(39,794)
Total other expense, net	(17,259)	(19,577)	(34,689)	(39,816)
Income before income taxes	141,807	127,280	273,220	252,569
Provision for income taxes	(53,708)	(45,680)	(100,680)	(91,524)
Income from continuing operations	88,099	81,600	172,540	161,045
Income from discontinued operations, net of tax of $0 and $2,042, and $23,365 and $2,877, for the three and six months ended, June 30, 2014 and June 30, 2013, respectively	—	2,605	31,117	3,671
Net income	$88,099	$84,205	$203,657	$164,716
Basic net income per share:
Income from continuing operations	$0.53	$0.48	$1.03	$0.96
Income from discontinued operations	—	0.02	0.19	0.02
Basic net income per share	$0.53	$0.50	$1.22	$0.98
Diluted net income per share:
Income from continuing operations	$0.52	$0.47	$1.02	$0.93
Income from discontinued operations	—	0.02	0.18	0.02
Diluted net income per share	$0.52	$0.49	$1.20	$0.95
Weighted average shares outstanding:
Basic	166,343,630	168,147,069	166,662,806	168,112,829
Diluted	169,503,664	172,467,688	169,962,577	172,614,164

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six Months Ended June 30, 2014 and 2013

	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$203,657	$164,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	41,499	32,025
Amortization of intangible assets	28,544	34,403
Amortization of debt issuance costs and original issue discount	1,322	1,368
Allowance for doubtful accounts	347	633
KSOP compensation expense	7,703	7,357
Stock based compensation	11,057	10,955
Gain on sale of discontinued operations	(65,410)	—
Realized (gain) loss on available-for-sale securities, net	(115)	100
Deferred income taxes	(3,519)	1,007
Loss on disposal of fixed assets	735	428
Excess tax benefits from exercised stock options and restricted stock awards	(6,094)	(63,934)
Other operating activities, net	—	28
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(12,186)	(8,752)
Prepaid expenses and other assets	(13,593)	(1,696)
Income taxes	44,808	24,171
Accounts payable and accrued liabilities	(26,674)	(12,833)
Fees received in advance	81,666	86,866
Pension and postretirement benefits	(6,064)	(4,099)
Other liabilities	(848)	(26,052)
Net cash provided by operating activities	286,835	246,691
Cash flows from investing activities:
Acquisitions	(4,001)	(983)
Purchase of non-controlling interest in non-public companies	(5,000)	—
Proceeds from sale of discontinued operations	155,000	—
Proceeds from release of acquisition related escrows	—	192
Purchases of fixed assets	(75,764)	(63,505)
Purchases of available-for-sale securities	(32)	(4,967)
Proceeds from sales and maturities of available-for-sale securities	281	5,826
Other investing activities, net	—	439
Net cash provided by (used in) investing activities	70,484	(62,998)
Cash flows from financing activities:
Repayment of current portion of long-term debt	—	(45,000)
Repayment of short-term debt, net	—	(10,000)
Repurchases of Class A common stock	(122,120)	(135,595)
Excess tax benefits from exercised stock options and restricted stock awards	6,094	63,934
Proceeds from stock options exercised	14,923	30,528
Net share settlement of restricted stock awards	(1,234)	—
Other financing activities, net	(2,095)	(4,111)
Net cash used in financing activities	(104,432)	(100,244)
Effect of exchange rate changes	760	(681)
Increase in cash and cash equivalents	253,647	82,768
Cash and cash equivalents, beginning of period	165,801	89,819
Cash and cash equivalents, end of period	$419,448	$172,587
Supplemental disclosures:
Taxes paid	$82,624	$71,029
Interest paid	$34,002	$39,029
Noncash investing and financing activities:
Repurchases of Class A common stock included in accounts payable and accrued liabilities	$—	$3,550
Deferred tax asset established on date of acquisition	$—	$343
Tenant improvement included in other liabilities	$8,859	$—
Capital lease obligations	$1,274	$2,106
Capital expenditures included in accounts payable and accrued liabilities	$1,247	$3,426